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                                                                   EXHIBIT 10.11


                   MARKETING REPRESENTATIVE AGREEMENT BETWEEN
                       BELLSOUTH TELECOMMUNICATIONS, INC.
                                       AND
                            BELLSOUTH CELLULAR CORP.

THIS MARKETING REPRESENTATIVE AGREEMENT (hereinafter "Agreement") is entered into as of the 17th day of July, 1998 (the "Effective Date") by and between BellSouth Telecommunications, Inc., a Georgia Corporation with its principal place of business at 675 West Peachtree Street, Atlanta, Georgia 30375 ("COMPANY") and BellSouth Cellular Corp., a Georgia corporation with its principal place of business at 1100 Peachtree Street, Atlanta, Georgia 30309-4599 ("REPRESENTATIVE").

                                   WITNESSETH:

WHEREAS, COMPANY is engaged in the business of marketing and providing telecommunications services; and,

WHEREAS, COMPANY has agreed to allow qualified third parties to act as COMPANY's authorized marketing representatives for the sale of certain services; and,

WHEREAS, REPRESENTATIVE desires to become an authorized marketing representative of COMPANY for the sale of certain services at designated locations in certain designated territories; and,

WHEREAS, COMPANY wishes to engage REPRESENTATIVE to promote the sale of certain services in certain designated territories.

NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereby mutually agree as follows:

                                   ARTICLE I

                          APPOINTMENT OF REPRESENTATIVE

A. COMPANY hereby appoints REPRESENTATIVE as an authorized sales representative to promote, through its direct sales forces, at its company-owned stores and through COMPANY approved sub-agents of REPRESENTATIVE, the sale of and the solicitation of orders for, such COMPANY service offerings as set forth in Appendix A of this Agreement "Service(s)."

B. REPRESENTATIVE hereby accepts such appointment and agrees to exert its best efforts to promote, on COMPANY's behalf, the marketing of the described Services. REPRESENTATIVE further agrees to service, in the manner described in Article III of this Agreement, all customers purchasing Services through the REPRESENTATIVE except to the extent otherwise provided in this Agreement.


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C.       It is understood between the parties that REPRESENTATIVE may market services for companies other than COMPANY, but not services offered by other companies in competition with the COMPANY's Services designated on Appendix A.II. and sold by REPRESENTATIVE in its designated marketing area during the term of this Agreement. REPRESENTATIVE is authorized to sell only in the designated marketing areas set forth in Appendix A.I. of this Agreement. REPRESENTATIVE's marketing activities shall also be subject to the limitations contained in Article III.C. herein.

D. It is also understood between the parties that COMPANY may actively continue to market, promote, and obtain contracts for Service in the designated marketing areas through COMPANY's own sales force or through other means.

E. COMPANY and REPRESENTATIVE agree that the relationship between them arising from this Agreement is that of independent contractors. Except for the rights retained by or granted to, and the obligations undertaken by, each party pursuant to this Agreement, neither has any right or any authority to enter into any contract or undertaking in the name of or for the account of the other or to assume or create any obligation of any kind, express or implied, on behalf of the other. REPRESENTATIVE shall conduct its business at its own initiative, responsibility, and expense. All persons furnished by REPRESENTATIVE in furtherance of its rights and obligations under this Agreement shall be considered solely REPRESENTATIVE's employees.

                                   ARTICLE II

                         TERM OF AGREEMENT AND EXTENSION

Except as set forth in Article VIII, the term of this Agreement (the "Term") shall commence on the Effective Date and shall continue for one year thereafter. This Agreement shall be automatically renewed for successive one year terms unless either party indicates in writing within 90 days of the end of the then-existing term its intent not to renew this Agreement.

                                  ARTICLE III

                         REPRESENTATIVE RESPONSIBILITIES

                 REPRESENTATIVE agrees to all of the following:

1. to employ and train a sufficient sales force and staff to provide the promotional and sales obligations, adequate marketing coverage and satisfactory customer service for prospective COMPANY Service customers as well as for REPRESENTATIVE's customers. For purposes


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         of this provision, the parties acknowledge and agree that
         REPRESENTATIVE's existing sales force shall be used for performing the obligations of REPRESENTATIVE set forth herein. In addition, REPRESENTATIVE may use sub-agents to fulfill some of its obligations under this Agreement, but only with the express consent of COMPANY.
2.       to employ its best efforts to sell COMPANY Services;
3. to provide customer relations and COMPANY Service support functions including, where applicable, but not limited to: i) provision to customers of available information provided by COMPANY regarding technical, functional, and other aspects of COMPANY Service; and ii) handling of requests from customers for new or changed Services; and
4. that its services shall be satisfactory to COMPANY, and that REPRESENTATIVE will take action as needed to meet customer Service requirements and to ensure that customers' Service is properly coordinated to customers' satisfaction; and
5. that if telemarketing is employed, which shall be done by REPRESENTATIVE only with the express knowledge and consent of COMPANY, REPRESENTATIVE shall be responsible for compliance with all applicable federal, state and local laws, rules and regulations relating to its telemarketing activities conducted pursuant to this Agreement, now in effect or hereafter enacted including, but not limited to, the Telephone Consumer Protection Act of 1991 and Federal Communications Commission rules implementing the Act.
6. All activities of REPRESENTATIVE shall be in compliance with all applicable provisions of COMPANY tariffs, and with such sales, service and operational standards promulgated by COMPANY as may be in effect from time to time and shared with REPRESENTATIVE.
7. that REPRESENTATIVE agrees to comply with the exclusivity provisions contained in this Agreement for the duration of this Agreement.
8. to project manage the implementation program to deploy Company's product and services at retail.
9.       to handle all account management responsibilities.

                                   ARTICLE IV

                        PRICE, TERMS OF SALE, COMMISSIONS

A.       Prices.

         The prices for which COMPANY Services will be offered by REPRESENTATIVE to customers shall be those prices periodically provided to REPRESENTATIVE by COMPANY on Service price lists and the prices authorized by COMPANY's General Subscriber Services Tariff(s) ("GSST") in effect from time to time in the applicable geographic areas. COMPANY reserves the right at any time to change its Service specifications or prices, seek regulatory


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         approval to change the specifications and prices of Services as shown in the GSSTs to conform to current characteristics of Service, to alter or eliminate Services or any aspect thereof, or to change any Service rates.

B.       Orders and Acceptance.

         1. Order Process. All orders for COMPANY's Services entered by REPRESENTATIVE shall be in conformance with the terms specified by COMPANY. REPRESENTATIVE shall determine availability of Service on the basis of information received from COMPANY. All orders shall be subject to availability, approval, and acceptance by COMPANY. Only orders submitted pursuant to COMPANY's specified terms and conditions will be eligible for payment of commissions.
         2. Credit Information. At COMPANY's request, REPRESENTATIVE shall endeavor to obtain accurate and appropriate credit information from any prospective customer as specified by COMPANY, which REPRESENTATIVE shall forward to COMPANY with the order. REPRESENTATIVE shall be solely responsible for ensuring that any credit information it provides to COMPANY has been provided to COMPANY with the permission of the customer. All credit must be approved by COMPANY and COMPANY reserves the right to deny credit or service to any customer, to require deposits, or to modify its credit terms as it deems appropriate, in accordance with its internal business practices and any rules and regulations approved by appropriate regulatory bodies. REPRESENTATIVE does not hereby guarantee the credit of any customer, but does warrant that it will use reasonable efforts to obtain accurate credit information from reliable sources. Notwithstanding the above, REPRESENTATIVE shall not be expected to incur any additional costs, other than the time spent obtaining the above-stated credit information on prospective customers of COMPANY.

C.       Compensation.

         Except as otherwise provided in this Agreement, COMPANY shall pay REPRESENTATIVE Service sales compensation in accordance with the terms and conditions contained in Appendix A.II. of this Agreement.

                                   ARTICLE V

                               QUALITY OF SERVICE

REPRESENTATIVE agrees that at all times it will maintain a level of quality of service to customers satisfactory to COMPANY in its sole discretion. REPRESENTATIVE will take and permit to be taken by COMPANY all actions reasonably requested in order to ensure adequate opportunity for COMPANY review of REPRESENTATIVE's


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performance including, but not limited to, periodic review and analysis by
COMPANY of the sales process, activities and customer service provided by REPRESENTATIVE.

                                   ARTICLE VI

                            ADVERTISING AND PROMOTION

A. COMPANY has the option to supply REPRESENTATIVE from time to time with a reasonable number of brochures, price lists, and other material necessary for promoting the sale of COMPANY Services. Any portion of the foregoing material which remains unused at the time COMPANY makes changes in Services or rates pursuant to the provisions of ARTICLE IV.A. of this Agreement or upon the termination of this Agreement for any reason and by either party, shall be promptly returned to COMPANY or disposed of by REPRESENTATIVE. COMPANY may, in its sole discretion, enter into advertising and promotional campaigns with REPRESENTATIVE under terms and conditions agreed to by the parties. Except as otherwise previously agreed to in writing by the parties, under no circumstances is COMPANY obligated or required to advertise, market or promote for or on behalf of REPRESENTATIVE.

B. As part of its efforts to market COMPANY Services, REPRESENTATIVE may with COMPANY consent, develop and undertake, at its own expense, an advertising campaign, including any Service advertising theme as may be adopted by COMPANY. All Advertising programs of REPRESENTATIVE referring to COMPANY Services must be approved in advance by COMPANY to ensure compliance with advertising guidelines, graphic standards and product positioning as developed by COMPANY. COMPANY will exert its best efforts to review these initiatives within 10 days so as not to delay the approval process. Any particular advertising copy that has been previously approved by COMPANY may continue to be used by REPRESENTATIVE without further approval processes until such time as information is superceded by subsequently amended, revised or approved advertising copy REPRESENTATIVE must clearly comply with the advertising guidelines and graphic standards as developed by COMPANY from time to time and shared with REPRESENTATIVE, with respect to any reference to COMPANY Names, Trademarks and Services.

                                  ARTICLE VII

                                 COMPANY'S MARKS

A. Use of Marks. Subject to subsection E below, COMPANY may from time to time provide a list of Logos, Services Names and Marks (collectively the "Marks") which REPRESENTATIVE is authorized to use under this Agreement in conjunction with the sale of COMPANY'S Services and products. COMPANY


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         may periodically update the list of Marks REPRESENTATIVE is authorized to use under this Agreement. The most currently updated list will always supersede any previously issued list. Such list will also be supplemented with rules and regulations pertaining to the Marks which REPRESENTATIVE agrees to follow. REPRESENTATIVE agrees to use the Marks for purposes solely in conjunction with the promotion, advertising and sale of COMPANY's Services and products bearing the Marks pursuant to the terms hereof. REPRESENTATIVE shall strictly comply with all graphic standards for the Marks which may be furnished from time to time and shall place appropriate trademark and service mark notices relating to the Marks as instructed. All media advertising and printed material in which Marks are used shall be submitted to COMPANY for review in advance and shall not be distributed or used in any manner without the prior written approval of COMPANY. Any use of the Marks which is not authorized herein or by an authorized representative of COMPANY shall be strictly prohibited. Any use of the Marks which is inconsistent with the terms hereof shall be grounds for immediate termination of this Agreement. Any failure to select this remedy on any occasion shall not constitute a waiver of COMPANY's rights under this paragraph.

B. Limitation to U.S. Products or Services bearing the Marks are being sold through REPRESENTATIVE only in authorized areas in the United States where COMPANY provides such Products or Services. These Products or Services shall not be distributed by REPRESENTATIVE for sale in any other areas or in other countries without the prior written consent of COMPANY.

                                  ARTICLE VIII

                                   TERMINATION

This Agreement may be terminated with cause by either party at any time, upon the giving of thirty (30) days' written notice to the non-terminating party.

                                   ARTICLE IX

                            CONFIDENTIAL INFORMATION

A.       1.       All confidential and proprietary information provided by
                  either party ("Disclosing Party") to the other pursuant to this Agreement (the "information"), other than such information as may be generally available to the public or the industry or as may be expressly intended by the Disclosing
                  Party to be disclosed by the other party is and will be disclosed and received in confidence solely for the parties' use in the conduct of their various business activities hereunder. The parties agree to keep such information secret and confidential and not to disclose it to any other


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                  persons or use it during the term of this Agreement or for two years after its termination except in carrying out its obligations hereunder or in response to obligations imposed by the GSST or an order of a court or regulatory body. Notwithstanding the above, the parties may use customer information obtained during this Agreement to sell their respective products and services, even after the termination of this Agreement. REPRESENTATIVE shall not solicit any customers of COMPANY to change their current services with the COMPANY using any of the information derived as a result of this Agreement.
         2. Both parties shall take effective precautions, contractual and otherwise, reasonably calculated to prevent unauthorized disclosure or misuse of the information by any of its employees or by any other person having access to such information.
         3. Within ninety (90) days after the expiration or the termination of this Agreement by either party for any reason, the parties agree promptly to return to each other, or to certify in writing the destruction of the information or any physical or written records containing the information then in its possession, regardless of whether such physical or written records were prepared by either party. If either party is served with process to obtain the information, that party shall immediately notify the other party which shall, in addition to the first party's efforts, if any, have the right to seek to quash such process, or otherwise take such action necessary to protect its proprietary interests in such information.
         4. The parties hereby acknowledge and agree that in the event of a breach of any of their obligations of confidentiality under this Article, remedies at law may be inadequate and the parties will also be entitled to seek injunctive relief.
         5. Nothing in this Agreement shall prevent either party from disclosing information required under state or federal securities laws.

B.       Inventions and Patent Rights.

         REPRESENTATIVE shall not be deemed by anything contained in or by reason of this Agreement or done pursuant to it to acquire any right, title or interest in or to any design, invention, improvement, process or system now or hereafter embodied in the Services sold, whether or not such design, invention, improvement, process or system is patented or patentable under the law of any country.


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                                   ARTICLE X

                                  MISCELLANEOUS

A.       Assignability.

         Neither this Agreement, nor any right or obligation hereunder is assignable, in whole or in part, without the prior written consent of the other party.

B.       Notices and Other Communications.

         All legal notices, consents, reports and other communications required to be delivered by the provisions of this Agreement or otherwise necessitated shall be deemed so delivered: (1) when delivered personally; or (2) seventy-two (72) hours after being mailed, registered or certified mail, return receipt requested, postage prepaid, to the most current principal business address of which the notifying party has been apprised ("Business Address"); or (3) one business day after being delivered to a reputable overnight courier service, prepaid, marked for next day delivery, addressed to the addressee at the Business Address; or (4) on the first business day after receipt, if delivered by facsimile transmission to the FAX number (if any) of the receiving party, if receipt is confirmed by the addressee either orally or in writing. All reports, financial records and other information or notices required or transmitted by the parties under this Agreement shall be directed to such persons and places as the parties may direct from time-to-time. Any legal process shall be directed to the parties' respective registered agents for service of process

C.       No Waiver of Rights.

         Failure of either party at any time to require the other party's performance of any obligation under this Agreement shall not affect the right to require performance of this obligation. Any waiver by either party of any breach of any provision hereof shall not be construed as a waiver of any continuing or subsequent breach of such provision, a waiver or modification of the provision itself, or a waiver or modification of any right under this Agreement.

D.       Payments.

         1. If, at the end of any agreed upon accounting and compensation payment interval period, any amount is due from either party to the other, such amount shall be paid no later than forty-five (45) days after the last day of such agreed upon period.
         2. COMPANY shall have the absolute right to set-off against any payment due by COMPANY hereunder with any amounts owed to COMPANY by REPRESENTATIVE under this Agreement.


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E.       Governing Law and Regulatory Changes.

         1. The validity, construction, and enforceability of this Agreement shall be governed and construed in all respects by the laws of the State of Georgia and of the United States. COMPANY reserves the right to amend this Agreement, which in the opinion of COMPANY's legal counsel, is required to conform it to any requirement of such laws.
         2. The validity, construction, enforceability of any Service contract(s) executed pursuant to this Agreement shall be governed and construed in all respects by the laws and regulations of the state in which such contracts are entered.
         3. The jurisdictional venue for any legal proceedings involving this Agreement shall be held in any applicable state or federal court located in Fulton County, State of Georgia.

F.       Indemnification.

         1. The parties agree to indemnify and hold harmless each other, and their directors, officers, employees and agents and each of them from and against any loss, costs, damages, claims, expenses (including attorneys' fees) or liabilities by reason of any injury to or death or disease of any person, damage to or destruction, theft or loss of any property or other damages arising out of, resulting from, or in connection with: (i) the performance or nonperformance of the obligations contemplated by this Agreement which is caused in whole or in substantial part by any act, omission, default, or negligence of either party or its employees or agents and regardless of whether the parties' liability would otherwise be limited to payments under state worker's compensation or similar laws; and (ii) the failure of either party to comply with any of the terms and conditions herein or the failure to conform to laws, statutes, ordinances, or other regulations or requirements or any governmental authority in connection with the performance of the Services provided for in this Agreement, including actions brought by the parties' employees under worker's compensation or similar laws; and (iii) any and all claims, liens and/or suits for labor and materials furnished at either party's request.
         2. The indemnifying party shall, at its own cost, expense, and risk, defend any claim, suit, action or other legal proceeding (collectively "action") for which it is hereunder obligated to indemnify the other party. The indemnifying party shall promptly pay and satisfy any judgment or decree which may be rendered against the other party in any such action and shall pay reasonable costs and reasonable attorneys' fees which may be incurred by such party in connection therewith in enforcing the indemnification provisions set forth above. Should either party, in the judgment of the other party, ignore or fail to properly handle or defend any such action, the indemnified party may, at its option, assume and undertake, or join in the


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                  handling or defense of any such action, and in that event the indemnifying party will reimburse the indemnified party for reasonable attorneys' fees and other reasonable expenses incurred by it in handling or defending same, including any reasonable amounts paid in settlement thereof or satisfaction of any judgment rendered.

G.       Limitation of Liability.

         Notwithstanding anything contained in Article X.G. the COMPANY's liability and indemnity obligations relating to its provision of service to its customers are limited by specific provisions of its General Subscriber Services Tariff (GSST) in force and effect in the geographic areas covered under this Agreement.

H.       Liability Insurance.

         1. REPRESENTATIVE shall take out, pay for, and at all times during the performance of work hereunder maintain, such public liability, contingent (protective), worker's compensation and such liability insurance as will satisfy the foregoing indemnity requirements of this Agreement and protect REPRESENTATIVE and COMPANY from claims arising out of REPRESENTATIVE'S performance under this Agreement. Such insurance shall include comprehensive general liability, bodily injury and property damage, including automobile and broad form contractual liability covering liability assumed by the REPRESENTATIVE under this Agreement. THE EXISTENCE OF INSURANCE COVERAGE SHALL IN NO WAY ACT AS A LIMITATION OF LIABILITY FOR REPRESENTATIVE'S ACTIONS TAKEN PURSUANT TO THIS AGREEMENT.
         2. Such insurance shall: (i) be primary insurance written on an occurrence basis to the full limits of liability hereinafter stated, and should COMPANY have other valid insurance, COMPANY's insurance shall be excess insurance only; and (ii) contain an endorsement stating that cancellation or expiration of the policy to which this endorsement is attached shall not become effective until after thirty (30) days advance written notice has been delivered to COMPANY.
         3. Without limiting the requirements set forth in this Section, REPRESENTATIVE shall maintain insurance with coverage and minimal limits of liability as follows:

                  a. Worker's compensation and employers' liability providing statutory coverage under the worker's compensation and occupational disease laws of the state where obligations are being performed under this Agreement and employer's liability coverage with limits of at least $1,000,000.
                  b. Comprehensive general liability affording (i) bodily injury liability (or death) with limits of $1,000,000 for each occurrence and where


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                  applicable, $2,500,000 in the aggregate; and (ii) property damage liability with limits of $1,000,000 for each occurrence and $2,500,000 in the aggregate, such coverage to include broad form contractual liability covering liability assumed under this Agreement, and REPRESENTATIVE's contingent (protective) liability with respect to work subcontracted by the REPRESENTATIVE. Such subcontracting shall be permitted only after written authorization by COMPANY.
         4. In no event shall the provisions of this Section be construed in any way to limit REPRESENTATIVE'S obligations under the preceding paragraphs.
         5. The insurance coverage required herein shall be through policies issued by companies authorized to do business under the laws of the state where the work is performed. The insurance carrier must be rated by the latest edition of Best's Insurance Guide, published by Alfred M. Best Company, Inc. at no less than a "B+" Best Policyholders Rating and no less than an "X" rating in Best's Financial Size Category.
         6. All of such insurance, including renewals, shall be subject to the approval of COMPANY for adequacy of protection, and evidence of such coverages shall be furnished to COMPANY indicating such insurance to be in force and effect. Contemplated Certificates of Insurance shall be filed with COMPANY prior to commencement of work hereunder.
         7. The foregoing insurance requirements may be waived by COMPANY if REPRESENTATIVE (i) has qualified and is certified as self-insured under the laws of the state(s) in which REPRESENTATIVE is authorized to perform under this Agreement and (ii) has a net worth of at least five million ($5,000,000.00) dollars or provides a guarantee of liability suitable to COMPANY issued and executed by a company that has a net worth of at least ten million ($10,000,000.00) dollars. In the event of such waiver by COMPANY, REPRESENTATIVE agrees to provide to COMPANY evidence, satisfactory to COMPANY, of compliance with the terms set forth in (i) and (ii) above.

I.       Prohibited Relationships.

         REPRESENTATIVE warrants that no person or agency has been employed, retained, or directed to solicit or secure this Agreement upon an agreement or understanding for a commission percentage, brokerage, contingent fee, or other remuneration. The exchange of offering of any gift item, personal service entertainment or unusual hospitality ("gratuities") by either party of this Agreement to the other is expressly prohibited. This prohibition is equally applicable to either party's officers, employees, agents or immediate family members. COMPANY may, by written notice to REPRESENTATIVE, terminate the right of REPRESENTATIVE to proceed under this Agreement if it is found by COMPANY that gratuities are or have been offered or given by REPRESENTATIVE, its employees or agents, to any employee of COMPANY.


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J.       License.

         No licenses, express or implied, under any patents are granted by COMPANY to REPRESENTATIVE hereunder nor by REPRESENTATIVE to COMPANY.

K.       Bankruptcy.

         This Agreement shall become null and void and terminate upon the filing of bankruptcy, adjudication of bankruptcy or petition for reorganization filed by either party.

L.       Successors in Interest.

         This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective and applicable heirs, executors, legal and personal representatives, successors and permitted assigns.

M.       Limitation of Actions.

         No action, regardless of its form, arising out of this Agreement, may be brought by either party more than 2 years after the cause of action has arisen.

N.       Subcontracting/Assignment.

         The parties anticipate that REPRESENTATIVE will fulfill some of its sales obligations under this Agreement through sub-agents of REPRESENTATIVE. In such cases, the parties agree that they will work together to evaluate the performance of any such sub-agents in order to ensure that bother parties are satisfied with the quality, ethics and other business practices of such sub-agents. Notwithstanding the above, COMPANY reserves the right to have REPRESENTATIVE eliminate any sub-agent, that is performing in a manner or acting contrary to the COMPANY's legitimate business interests, from selling COMPANY's Services. REPRESENTATIVE will ensure that its contracts with any sub-agents provide that all provisions of such contracts that relate to the sale of COMPANY Services shall be subject to termination on ten
         (10) days' notice.

O.       Publicity.

         REPRESENTATIVE agrees to submit for review by COMPANY all press releases, and other publicity matters relating to this Agreement or mentioning the COMPANY-specific Marks, and REPRESENTATIVE further agrees not to publish or use such as, press releases, or publicity matters without COMPANY's prior consent.


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P.       Nondiscrimination Compliance/Conflict of Interest.

         REPRESENTATIVE agrees to comply with all the applicable provisions of Appendix B, NONDISCRIMINATION COMPLIANCE AGREEMENT and Appendix C, CONFLICT OF INTEREST STATEMENT.

Q.       Severability.

         Except as expressly provided to the contrary herein, each term and condition of this Agreement, and any portion thereof, shall be considered severable and if, for any reason, any such provision hereof is held to be invalid, contrary to, or in conflict with any applicable present or future law, regulation or public policy in a final, unappealable ruling issued by any court, agency or tribunal with competent jurisdiction in a proceeding to which COMPANY or REPRESENTATIVE is a party, that ruling shall not impair the operation of, or have any other effect upon, such other portions of this Agreement as may remain otherwise enforceable.

R.       Captions.

         All section titles or captions contained in this Agreement are for convenience only and shall not be deemed a part of this Agreement.

S.       Incorporation of Appendices.

         The terms and conditions contained in Appendices A through C, attached hereto, are integral parts of this Agreement and are fully incorporated herein by this reference.

T.       Survival of Obligations.

         Any respective obligations of the parties hereunder which by their nature would continue beyond the termination, cancellation or expiration of this Agreement shall survive such termination, cancellation or expiration, including but not limited to Article VII,
         Article IX and Article X.G.


                                   ARTICLE XI

                                   AMENDMENTS

The parties may amend this Agreement, upon mutual consent, at any time; however no amendment to this Agreement shall be effective unless it is reduced to writing and signed by both parties. If mutual consent cannot be effected, either party may exercise the option to terminate the Agreement prospectively. Notwithstanding the foregoing, the COMPANY may unilaterally amend Appendix A at any time, including but not limited to


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the commission levels, such amendments to be effective immediately upon delivery to REPRESENTATIVE.

                                  ARTICLE XII

                                ENTIRE AGREEMENT

This Agreement integrates and sets forth the entire understanding and supersedes prior agreements between the parties relating to the subject matter contained herein and merges all prior discussions between them, and neither party shall be bound by any definition, condition, provision, representation, warranty, covenant or promise other than as expressly stated in this Agreement as in contemporaneously or subsequently set forth in writing and executed by a duly authorized officer or representative of the party to be bound thereby.

         IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized representatives in one or more counterparts, each of which shall constitute an original:

BellSouth Cellular Corp.                     BellSouth Telecommunications, Inc.

By: /s/ Dan Smith                            By: /s/ Joey Schultz
   ----------------------------------            -------------------------------
      (Authorized Signature)                     (Authorized Signature)

Name:  Dan Smith                             Name:  Joey Schultz
     --------------------------------             ------------------------------
               (Print or type)                             (Print or type)

Title:  Vice President                       Title:  Vice President
      -------------------------------              -----------------------------


Date: 4-16-98                                Date: 7-14-98
-------------------------------------              -----------------------------
                                                             - and -

                                             By: /s/ John Derham
                                                -------------------------------
                                                    (Authorized Signature)

                                             Name:  John Derham
                                                  -----------------------------
                                                         (Print or type)

                                             Title: Executive Vice President

                                             Date:   7-15-98
                                                  ------------------------------

PRIVATE/PROPRIETARY/LOCK CONTAINS PRIVATE AND/OR PROPRIETARY INFORMATION. MAY NOT BE USED OR DISCLOSED TO ANYONE OTHER THAN THE PARTIES TO THIS AGREEMENT EXCEPT PURSUANT TO A WRITTEN AGREEMENT. MUST BE STORED IN LOCKED FILES WHEN NOT IN USE.

                               APPENDIX A

                              I. SERVICE TERRITORY

A.       Description of Service

         REPRESENTATIVE is authorized under this Agreement to sell the Services set forth in Section II below.

B.       Authorized Territories

         1. REPRESENTATIVE shall be appointed as an authorized sales representative to sell certain designated COMPANY Products and Services to prospective customers in the geographic areas in the states of Alabama, Mississippi, Louisiana, Georgia, South Carolina, North Carolina, Tennessee, Kentucky and Florida in which COMPANY provides its Products and Services.

         2. Areas in which COMPANY does not provide Products and Services are not included and REPRESENTATIVE is not authorized to sell, or to attempt to sell, COMPANY Products and Services in those areas.

C.       Sales Commissions/Terms and Conditions

         1. Commissions shall be paid to REPRESENTATIVE for the sales of Products and Services as set forth in Appendix A.II herein.

         2. Notwithstanding any contrary provision of this Agreement, COMPANY reserves the right to market its Products and Services directly (a) through COMPANY's own sales force, COMPANY's other Affiliated Companies or through other sales representatives, (b) to customers requesting such Service directly from COMPANY, and (c) to any customers wishing to obtain such products and services from COMPANY.

         3. Only orders which have been submitted through the COMPANY-designated order channel(s) and have been submitted using COMPANY's sales terms and conditions will be considered eligible sales for commissions.

         4. A sale of services to a customer shall be recognized and accounted for when such services to that customer are established. COMPANY retains sole discretion to determine customer class of service pursuant to its valid tariffs filed and effective from time to time, and the corresponding compensation category and amount due for sale of any services will be applied based on such customer class of service. Should

                  REPRESENTATIVE submit any order for an improper class of service, COMPANY may either reject such order outright or correct the order via COMPANY's own processes, and pay REPRESENTATIVE the compensation due for the corrected order. Repeated errors in order entry procedures and accuracy may be grounds for termination of this Agreement.

         5. Should this Agreement be terminated before the installation of any services sold by REPRESENTATIVE, commissions will be paid if REPRESENTATIVE completes its obligations as set forth in this Agreement.

         6. COMPANY shall gave the option to recapture, through compensation true-ups or otherwise, commissions previously paid to REPRESENTATIVE on any sales of services which remain installed for less than ninety (90) days. Should any customer have its services disconnected prior to the aforementioned time, COMPANY may recover any or all commissions paid to REPRESENTATIVE for that sale, via the true-up mechanism described above. Generally, the true-up shall take the form of a negative adjustment to the commission payment otherwise due to REPRESENTATIVE for the period during which the true-up adjustment accrued. COMPANY may also elect to make direct demand of REPRESENTATIVE for remittance of the applicable amounts subject to recapture under this section.

         7. COMPANY will pay commissions, subject to Section 6 above, on a periodic basis determined by the parties, net of true-ups. Upon the termination of this Agreement, the final month's commission payment will be delayed no less than thirty (30) days but no more than sixty (60) days after the last commissionable installation so as to ensure that such payment includes all true-ups associated with the service period.

         8. REPRESENTATIVE agrees that it will not sell any Service to any person, corporation or entity that is not the end-user of the Service.

         9. COMPANY shall compensate REPRESENTATIVE in a manner, and at levels, at least equal to those applied to other similarly situated sales representatives of COMPANY. To the extent REPRESENTATIVE, or other sales representatives, performs additional or enhanced services vis-<W066>-vis other sales representatives, then variances in compensation levels may exist. Such decisions shall be at COMPANY's sole business judgment and discretion.

W
                  II. BELLSOUTH TELECOMMUNICATIONS COMMISSION
                     STRUCTURE/LEVELS FOR SMALL BUSINESS AND
                              RESIDENTIAL CUSTOMERS

COMPANY shall pay REPRESENTATIVE compensation as described below, for the sale of COMPANY services made by REPRESENTATIVE as defined below and in COMPANY price lists:


                                                     TARIFF           SMALL BUSINESS        RESIDENTIAL
                PRODUCT/SERVICE                     REFERENCES         COMPENSATION         COMPENSATION
                ---------------                     ----------        --------------        ------------
Additional Line (1FB)                                  A.3                $50.00                 $25.00
Enhanced Caller ID                                     A.13               $30.00                    NA
Caller ID Deluxe                                       A.13               $20.00                 $15.00
Call Waiting                                           A.13               $10.00                 $ 8.00
Flexible Call Forwarding                               A.13               $15.00                 $ 8.00
Memory Call Service                                    A.13               $25.00                 $10.00
Fax Overflow                                           A.13               $15.00                    NA
Fax On Demand                                          A.13               $40.00                    NA
ISDN                                                   A.42              $100.00                    NA
Business Choice - Opt. 1                               A.13               $80.00                    NA
Business Choice - Opt. 2                               A.13               $50.00                    NA
Complete Choice                                        A.3                  NA                   $35.00
BellSouth.Net                                                             $22.00                 $22.00

                                   APPENDIX B

                     NONDISCRIMINATION COMPLIANCE AGREEMENT

Contract shall comply with the applicable provisions of the following: Exec. Order No. 11246, Exec. Order No. 11625. Section 8 of the Small Business Act as amended, Railroad Revitalization and Regulatory Reform Act of 1976. Exec. Order No. 11701, Exec. Order No. 11758, Exec. Order No. 12138 Section 503 of the rehabilitation Act of 1973 as amended by PL93-516, Vietnam Era Veterans' Readjustment Assistance Act of 1974 and the rules, regulations and relevant Orders of the Secretary of Labor pertaining to the Executive Orders and Statutes listed above.

For contracts of or which aggregate to $2,500 or more annually, the following table describes the clauses which are included in the contract:

1.       Inclusion of the Equal Employment clause in all contracts and orders;
2.       Certification of non-segregated facilities;
3. Certification that an affirmative action program has been developed and is being followed;
4. Certification that an annual Employers Information Report (EEO-1 Standard Form 100) is being followed;
5. Inclusion of the "Utilization of Minority and Women's Business Enterprises" clause in all contracts and orders;
6. Inclusion of the "Minority and Women's Business Subcontraction Program" clause in all contracts and orders;
7. Inclusion of the "Listing of Employment Openings" clause in all contracts and orders;
8. Inclusion of the "Employment of the Handicapped" clause in all contracts and orders;

             $2,500 to $10,000; $10,000 to $50,000; $50,000 or more
                         8 1,2,5,6,7,8 1,2,3*,4*,5,6,7,8
              *Applies only for business with 50 or more employees

1.       Equal Employment Opportunity Provisions

In accordance with Exec. Order No. 1246, dated September 24, 1965 and Part 60-1 of Title 41 of the codes of Federal Regulations (Public Contracts and Property Management, Office of Federal Contract Compliance, Obligations of Contracts and Subcontractors), as may be amended from time to time, the parties incorporated herein by this reference the regulations and contract clauses required by those provisions to be made a part of Government contracts and subcontracts.

2.       Certification of Non-segregated Facilities

The Contractor certifies that it does not and will not maintain any facilities it provides for its employees in a segregated manner or permit its employees to perform their services at any location under its control where segregated facilities are maintained and that it will obtain a similar certification prior to the award of any nonexempt subcontract.

3.       Certification of Affirmative Action Program

The Contractor affirms that it has developed and is maintaining an affirmative action plan as required by Part 60-2 of Title 41 of the Code of Federal Regulations.

4.       Certification of Filing of Employers Information Reports

The Contractor agrees to file annually on or before the card day of March complete and accurate reports on Standard Form 100 (EEO-1) or such forms as may be promulgated in its place.

5.       Utilization of Minority and Women's Business Enterprises

         (a) It is the policy of the Government and us, as a Government contractor, that minority and women's business enterprises shall have the maximum practicable opportunity to participate in the performance of contracts.

         (b) The Contractor agrees to use his or her best efforts to carry out this policy in the award of his or her subcontracts to the fullest extent consistent with the efficient performance of this contract. As used in this contract, the term "minority or women's business enterprise" means a business with at least 50 percent of which is owned by minority or women group members or in case of publicly owned businesses, at least 51 percent of the stock of which is owned by minority or women's group members. For purposes of this definition minority group members are American Blacks, Hispanics, Asians, Pacific Islanders, American Indians and Alaskan Natives. Contractor may rely on written representations by subcontractors regarding their status as minority or women's business enterprises in lieu of an independent investigation.

6.       Minority and Women's Business Enterprises Subcontracting Program

         (a) The Contractor agrees to establish and conduct a program which will enable minority and women's business enterprises (as defined in paragraph 5 above) to be considered fairly as subcontractors and suppliers under the contract. In this connection, the Contractor shall:

                  (1) Designate a liaison officer who will administer the Contractor's minority and women's business enterprises program;

                  (2) Provide adequate and timely consideration of the potentialities of known minority and women's business enterprise in all "make-or-buy" decisions;
                  (3) Assure that known minority and women's business enterprises will have an equitable opportunity to compete for subcontracts, particularly by arranging solicitations, time for the preparation of bids, quantities, specifications, and delivery schedules so as to facilitate the participation of minority and women's business enterprises;
                  (4) Maintain records showing (I) procedures which have been adopted to comply with the policies set forth in this clause, including the establishment of a source list of minority and women's business enterprises
                           (II) awards to minority and women's business enterprises on the source list, and (III) specific efforts to identify and award contracts to minority and women's business enterprises;
                  (5) Include the utilization of Minority and Women's Business Enterprises clause in subcontracts which offer substantial minority and women's business enterprises subcontracting opportunities;
                  (6) Cooperate with the Government's Contracting Officer for us in any studies and surveys of the Contractor's minority and women's business enterprises procedures and practices that the Contracting Officer may from time to time conduct;
                  (7) Submit periodic reports of subcontracting to known minority and women's business enterprises with respect to the records referred to in subparagraph
                           (4) above, in such form and manner and at such time (not more than quarterly) as the Government's Contracting Officer for us may prescribe.

         (b) The Contractor further agrees (1) to insert, in any subcontract hereunder which may exceed $5,000,000 (or in the case of WBE $1,000,000 in the case of contracts for the construction of any public facility and which offer substantial subcontracting possibilities) provisions which shall conform substantially to the language of this agreement, including this paragraph; and (2) to notify the Contracting Officer of the names of such subcontractors.

7.       List of Employment Openings for Veterans

In accordance with Exec. Order 11701, dated January 24, 1973, and Part 60-250 of Title 41 of the Code of Federal Regulations, as it may be amended from time to time, the parties incorporated herein by this reference and regulations and contract clauses required by those provisions to be made a part of Government contracts and subcontracts.

8.       Employment of the Handicapped

In accordance with Exec. Order 11758, dated January 15, 1974, and Part 60-741 of Title 41 of the Code of Federal Regulations, as may be amended from time to time, the parties incorporated herein by this reference the regulations and contract clauses required by those provisions to be made a part of Government contracts or subcontracts.

                                   APPENDIX C

                         CONFLICT OF INTEREST STATEMENT

         BellSouth does business with thousands of contractors and suppliers. It is a fundamental policy of BellSouth that such dealings shall be conducted on a fair and impartial basis, free from improper influences, so that all participating contractors and suppliers may be considered on the basis of the quality and cost of their product or service.

         We are also committed to doing business with contractors and suppliers in an atmosphere that is in keeping with the highest standards of business ethics. Although we recognize that the exchange of gifts and entertainment is customary in some businesses, we believe this practice often raises embarrassing questions about the motives of both the giver and receiver.

         Therefore, this company has for some time followed a policy that its employees shall not accept from customers, suppliers of property, goods, or services, or from any other persons, any gifts, benefits, or unusual hospitality that may in any way tend to influence them, or have the appearance of influencing them, in the performance of their jobs.

         Employees of BellSouth who are authorized to make purchases or negotiate contracts are aware of this policy.

         We believe that firm adherence to this policy will help establish better business relationships between BellSouth and its contractors and suppliers. We solicit your cooperation in achieving that objective.

PRIVATE/PROPRIETARY/LOCK CONTAINS PRIVATE AND/OR PROPRIETARY INFORMATION. MAY NOT BE USED OR DISCLOSED TO ANYONE OTHER THAN THE PARTIES TO THIS AGREEMENT EXCEPT PURSUANT TO A WRITTEN AGREEMENT. MUST BE STORED IN LOCKED FILES WHEN NOT IN USE.


                                     -viii-